EXHIBIT 23.3

Deloitte &
    Touche
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[GRAPHIC -- LOGO]


                         1 City Centre Drive           Telephone: (905) 803-5100
                         Suite 1100                    Facsimile: (905) 803-5101
                         Mississauga, Ontario L5S 1M2











                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related prospectus of Sirco International Corp. for the registraton of 200,000 shares of its common stock and the incorporation by reference therein of our report dated December 18, 1995, except for Note 10 as to which the date is September 10, 1996 with respect to the financial statements of Sirco International (Canada) Limited for the year ended November 30, 1995 an November 30, 1994 accompanying the consolidated statements and schedules of Sirco International Corp. included in its Annual Report (Form 10-K) for the year ended November 30, 1995, filed with the Securities and Exchange Commission.



/s/DELOITTE & TOUCHE

Chartered Accountants
January 10, 1997